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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14,1999 relating to the financial statements, which appears in Rambus Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated October 14, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP


San Jose, California
October 24, 2000